Exhibit 99
PRESS RELEASE
Contact:  Earl O. Bradley, III, CEO
931-552-6176
Gerald L. Cooksey, Jr, CFO, EVP, COO
931-552-6176

FIRST ADVANTAGE BANK TO GO PRIVATE
Growing Bank Leaving NASDAQ Stock Market to Fuel Strategic Plans

CLARKSVILLE, Tenn. – The board of directors for First Advantage Bancorp, the holding company for Clarksville-based First Advantage Bank, has approved a move to leave the NASDAQ Stock Market and take the bank private. The organization will utilize SecondMarket, the leading alternative to the public markets, to facilitate stock transactions and shareholder communications. The company expects the move to create more shareholder value, allow the management team to focus on strategic plans for ongoing growth, and dramatically reduce its administrative costs.

“There are many benefits to taking our bank private, and all of them support the strategic goals and vision that we have for the future,” said First Advantage Bank CEO Earl Bradley. “We have determined, after several years of public trading, that the public stock markets are not ideal for smaller institutions with lower trading volumes. This allows us to maintain all the characteristics of a community bank and give investors the ability to buy and sell shares. As a private institution, we can better focus on our long-term initiatives and growth in our local markets.”

Another benefit to the move, said Bradley, is eliminating the ongoing administrative burden and the high costs that public companies incur.

“Every administrative efficiency we gain and every expense we reduce ultimately increases value for our shareholders. As a private company we will be in an even better position to execute on our strategic plan and strengthen our presence in Middle Tennessee,” said Bradley.

First Advantage Bank expanded its Middle Tennessee footprint in 2012 with the opening of a commercial lending office in Nashville, and recently announced plans to open a business banking center in Franklin, TN. First Advantage Bank also operates five full-service banking centers in Clarksville and offers an array of business banking, personal banking, and mortgage products and services.

First Advantage Bancorp began trading publicly in 2007 and will cease NASDAQ trading at the close of the market on May 10, 2013. First Advantage Bank will continue to maintain clear communications with shareholders through SecondMarket. First Advantage Bancorp is already planning its first liquidity event.

First Advantage Bancorp joins more than 100 banks that have gone from public to private since the JOBS Act was passed in 2012 to allow banks with small shareholder bases to go private.

For more information about First Advantage Bank visit firstadvantagebanking.com.

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About First Advantage Bank
First Advantage Bank was founded in 1953 as First Federal Savings Bank. As an independent community bank, First Advantage Bank has the strength and capacity to support the financial well-being of customers and communities across the state with a broad range of financial products and services. With deep roots in commercial and mortgage lending, First Advantage Bank is a trusted financial partner for businesses, individuals and families. First Advantage Bank, a wholly owned subsidiary of First Advantage Bancorp, is an Equal Housing Lender and Member FDIC. For more information visit www.firstadvantagebanking.com or follow the company on Facebook, Twitter or YouTube.

Investor Relations:               Earl O. Bradley, III                                              Jerry Cooksey
Chief Executive Officer                                       Chief Financial Officer/EVP/COO
(931) 552-6176                                                      (931) 920-1567

Media Contacts:                   Cindy Smith                                                         Dave Chaney
Chief Marketing Officer                                      Lam-Andrews
(931) 920-1522                                                      (615) 297-7717, ext. 107
                                                cindy.smith@fabk.com                                       dchaney@lam-andrews.com